           As filed with the Securities and Exchange Commission on June 6, 1994.
                                                 Registration No. 33-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

                           THE MORNINGSTAR GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                 75-2217488
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                          5956 SHERRY LANE, SUITE 1100
                           DALLAS, TEXAS  75225-6522
                                 (214) 360-4777
              (Address, Including Zip Code, and Telephone Number,
      including Area Code, of Registrant's Principal Executive Offices)

               1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
                AND STOCK OPTION AGREEMENT DATED APRIL 14, 1994
                   BETWEEN REGISTRANT AND C. DEAN METROPOULOS
                              (Full Title of Plan)

                                 TRACY L. NOLL
                           THE MORNINGSTAR GROUP INC.
                          5956 SHERRY LANE, SUITE 1100
                           DALLAS, TEXAS  75225-6522
                                 (214) 360-4777
                    (Name and Address, Including Zip Code,
       and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                                 R. SCOTT COHEN
                             WEIL, GOTSHAL & MANGES
                         100 CRESCENT COURT, SUITE 1300
                              DALLAS, TEXAS  75201
                                 (214) 746-7700

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                               Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to      Amount to be       Offering Price Per    Aggregate Offering         Amount of
             be Registered                  Registered               Unit                  Price           Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock                                  850,000               $7.50               $6,375,000              $2,198
===========================================================================================================================

(1) Pursuant to Rule 416(a), there are also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with sections (c) and (h)(1) of Rule 457, calculated on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ-National Market System on May 31, 1994.

================================================================================

                                    PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K, dated March 17, 1994, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 1993.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under
Section 12 of the Securities Exchange Act of 1934 on March 13, 1992 (File No. 0-19934), including any amendment or reports filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         John P. Clarson, General Counsel of the Registrant, owns 8,355 shares of Common Stock of the Registrant (including presently exercisable options to purchase options to purchase 5,383 shares of Common Stock of the Registrant).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, or agents, against expenses incurred in any action, suit or proceeding. Article IX of the Restated Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors and officers to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Registrant's Certificate of Incorporation contains such a provision.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference to exhibit 3(a) of the Registrant's Annual Report on Form 10-K, dated March 12, 1993, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 1992 (File No. 0-19934)).

4.2      The 1994 Incentive and Nonstatutory Stock Option Plan.*

4.3 Stock Option Agreement, dated April 14, 1994 between Registrant and C. Dean Metropoulos.*

5. Opinion of John P. Clarson, General Counsel of the Registrant, as to the validity of the issuance of the Common Stock registered hereby.*

24.1 Consent of John P. Clarson, General Counsel of the Registrant (incorporated in opinion filed as Exhibit 5).

24.2     Consent of Arthur Andersen & Co., independent public accountants.*

25.      Power of Attorney (see pages II-5 and 6 of the Registration
         Statement).
__________________

* Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)     See Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas and the State of Texas, on the 2nd day of June, 1994.

                                        THE MORNINGSTAR GROUP INC.


                                        By:  /s/ Tracy L. Noll
                                                 Tracy L. Noll
                                                 Vice President and Chief
                                                 Financial Officer


         Each person whose signature to this Registration Statement appears below hereby appoints C. Dean Metropoulos, Tracy L. Noll and John P. Clarson, and each of them, any one of whom may act without the joinder of any of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      SIGNATURE                                  TITLE                                DATE


/s/ C. Dean Metropoulos           Director, President and Chief Executive         June 2, 1994
  C. Dean Metropoulos             Officer (Principal Executive Officer of
                                  the Registrant)


/s/ Clifford L. Marquart           Director, Executive Vice President and         June 2, 1994
  Clifford L. Marquart             Chief Operating Officer


/s/ Tracy L. Noll                  Vice President and Chief Financial             June 2, 1994
  Tracy L. Noll                    Officer (Principal Financial Officer and
                                   Principal Accounting Officer of the
                                   Registrant)


    SIGNATURE                       TITLE                                             DATE

/s/ John R. Muse                  Director                                        June 2, 1994
  John R. Muse


/s/ Charles W. Tate               Director                                        June 2, 1994
  Charles W. Tate


/s/ Jack W. Evans                 Director                                        June 2, 1994
  Jack W. Evans


/s/ Jim L. Turner                 Director                                        June 2, 1994
  Jim L. Turner


/s/ Arnold L. Chavkin             Director                                        June 2, 1994
  Arnold L. Chavkin


                                 EXHIBIT INDEX



Exhibit
  No.                                                                                Page
- -------                                                                              ----
 4.1         Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (incorporated by reference to exhibit 3(a) of the Registrant's Annual Report on
             Form 10-K, dated March 12, 1993, filed with the Securities and
             Exchange Commission under the Securities Exchange Act of 1934 for the year ended December 31, 1992 (File No. 0-19934)).
 4.2         The 1994 Incentive and Nonstatutory Stock Option Plan.*

 4.3 Stock Option Agreement, dated April 14, 1994 between Registrant and C. Dean Metropoulos.*

 5. Opinion of John P. Clarson, General Counsel of the Registrant, as to the validity of the issuance of the Common Stock registered hereby.*
 24.1        Consent of John P. Clarson, General Counsel of the Registrant
             (incorporated in opinion filed as Exhibit 5).

 24.2        Consent of Arthur Andersen & Co., independent public accountants.*
 25.         Power of Attorney (see pages II-5 and 6 of the Registration
             Statement).


____________________

* Filed herewith